UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 4, 2018

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Wayne DeVeydt as CEO and Director

On January 4, 2018, the Board of Directors (the “Board”) of Surgery Partners, Inc. (the “Company”) appointed Wayne DeVeydt to serve as the Chief Executive Officer of the Company and to serve on the Board as a Class I director, which class will stand for re-election at the 2019 annual meeting of stockholders, in each case, effective as of January 4, 2018. In order to effect Mr. DeVedt’s appointment to the Board, the Board unanimously approved the expansion of the size of the Board from seven (7) directors to eight (8) directors. Mr. DeVeydt succeeds Clifford G. Adlerz, who stepped down from his role as the Company’s Interim Chief Executive Officer effective as of January 4, 2018. Mr. Adlerz will continue his service on the Board.

Mr. DeVeydt, age 47, served as a Senior Advisor to the Global Healthcare division of Bain Capital Private Equity, LP, the investment advisor of BCPE Seminole Holdings LP, the Company’s controlling shareholder, from January 2017 until January 3, 2018. From May 2007 to May 2016, Mr. DeVeydt served as Executive Vice President and Chief Financial Officer of Anthem, Inc. (“Anthem”), a health insurance company. From March 2005 to May 2007, he served as Anthem’s Senior Vice President and Chief Accounting Officer and for a portion of that time, he also served as Chief of Staff to the Chairman and Chief Executive Officer. Prior to joining Anthem, Mr. DeVeydt served as an audit partner at PricewaterhouseCoopers LLP, focused on companies in the national managed care and insurance industries. Mr. DeVeydt currently serves as a director of NiSource Inc., a utilities company, and as a director of Myovant Sciences Ltd., a biopharmaceutical company, which roles he assumed in March 2016 and September 2016, respectively. Mr. DeVeydt received his B.S. in Business Administration from the University of Missouri in St. Louis.

On January 5, 2018, the Company issued a press release announcing Mr. DeVeydt’s appointment as Chief Executive Officer and his appointment to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Wayne DeVeydt

On January 4, 2018, the Company entered into an employment agreement with Mr. DeVeydt (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. DeVeydt is entitled to receive an annual base salary of $1,250,000, subject to adjustment at the discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”). In addition, Mr. DeVeydt is eligible to earn an annual bonus with a target amount equal to 70% of Mr. DeVeydt’s base salary, with the amount of such bonus to be determined by the Board or the Compensation Committee based on the achievement of performance goals established by the Board or the Compensation Committee. The Employment Agreement also entitles Mr. DeVeydt to participate in Company employee benefit programs for which senior executives of the Company are generally eligible, subject to the eligibility and participation requirements thereof. In addition, until Mr. DeVeydt secures a residence within a reasonable commuting distance to the Company’s headquarters, he will be entitled to reimbursement of reasonable, customary and actual temporary living expenses in accordance with the Company’s policies as in effect from time to time and subject to such reasonable substantiation and documentation as may be requested by the Company.

The Employment Agreement also provides that Mr. DeVeydt will be granted, on or as soon as reasonably practicable following commencement of his employment, the following equity incentive awards, each of which is subject in all respects to the Company’s 2015 Omnibus Incentive Plan (a copy of which was filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on October 6, 2015) (the “Incentive Plan”) and the agreements under which such awards are granted.

•                  A restricted stock award (the “Restricted Stock Award”) of 96,899 shares of restricted stock. The Restricted Stock Award will vest as to one-third of the award on each of the first three anniversaries of the date of grant, generally subject to continued employment on each vesting date. The Restricted Stock Award will vest in full upon a termination of Mr. DeVeydt’s employment by the Company without “Cause” (as such term is defined in the Employment Agreement) or resignation by Mr. DeVeydt for “Good Reason” (as such term is defined in the Employment Agreement), in either case within 90 days prior to and 18 months following a change in control.  The Restricted Stock Award will also vest in full upon a change of control if the award is not assumed, continued, or substituted for a new award by an acquiror or survivor (or, in either case, an affiliate thereof).

•                  A nonqualified stock option award (the “Stock Option Award”) to purchase 700,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”).  Fifty percent (50%) of the Stock Option Award will vest in five equal annual installments on each of the first five anniversaries of the date of grant (the “time condition”), generally subject to continued employment on each vesting date.  Twenty-five percent (25%) of the award will vest based on satisfaction of the time condition and the achievement by the Company of an average closing price of a share of Common Stock on the NASDAQ Stock Market of $25.00 over a period of sixty (60) consecutive trading days, and twenty-five percent (25%) of the award will vest based on satisfaction of the time condition and the achievement by the Company of an average closing price of a share of Common Stock on the NASDAQ Stock Market of $35.00 over a period of sixty (60) consecutive trading days, in each case, generally subject to continued employment on each vesting date. The time condition of the Stock Option Award will automatically become satisfied upon a termination of Mr. DeVeydt’s employment by the Company without “Cause” or resignation by Mr. DeVeydt for “Good Reason,” in either case within 90 days prior to and 18 months following a change in control.  The time condition of the Stock Option Award will also automatically become satisfied upon a change of control if the award is not assumed, continued, or substituted for a new award by an acquiror or survivor (or, in either case, an affiliate thereof).

•                  A leveraged performance unit award (the “LPU Award”) with a target number of units equal to 59,206 shares of Common Stock.  The award is eligible to be earned based on the compound annual growth rate (“CAGR”) of the Company’s total stockholder return (“TSR”), considered both alone and relative to that of the companies that make up the S&P Composite 1500 Health Care Companies, over a three-year performance period.  The number of shares issuable under such award will be determined based on the level at which the goals are achieved and can range from 0% of the shares subject to the award to a maximum of 500% of such shares (or eight times the grant date fair value of the award, if less).  The portion of the LPU Award that becomes earned, if any, following completion of the performance period (the “earned award”) vests as to one-third of the award on each of the performance period end date and the first two anniversaries of the performance period end date.  Vesting of the LPU Award is generally subject to continued employment on each vesting date.  The earned award will vest in full upon a termination of Mr. DeVeydt’s employment by the Company without “Cause” or resignation by Mr. DeVeydt for “Good Reason,” in either case within 90 days prior to and 18 months following a change in control.

The Employment Agreement may be terminated (i) by Mr. DeVeydt upon 60 days’ advance written notice, (ii) by Mr. DeVeydt for “Good Reason,” (iii) upon Mr. DeVeydt’s death or disability or (iv) by the Company upon notice, or at any time for “Cause.” If Mr. DeVeydt’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason,” Mr. DeVeydt will be entitled to receive, subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement, (i) 12 months base salary, payable in the form of salary continuation over the 12-month period following the date of termination, (ii) a pro-rated annual bonus for the year of termination, to the extent that such bonus would have been earned based on actual full-year performance had Mr. DeVeydt remained employed through the end of such year, and paid when such bonuses are paid to active employees, and (iii) if Mr. DeVeydt timely elects continued coverage under COBRA, and for so long as he remain eligible for COBRA coverage during the 18-month period following the date of his termination of employment, an additional cash payment equal to the portion of the monthly group health insurance premiums that the Company contributes for its active employees.

Pursuant to the Employment Agreement, Mr. DeVeydt is bound by certain restrictive covenants, including non-competition and non-solicitation restrictions for a period of 18 months following the termination of his employment. The Employment Agreement includes certain other customary terms, including with respect to protection of confidential information and documents, assignment of intellectual property rights, reimbursement of business expenses, and director and officer indemnification and insurance coverage.  In addition, the Employment Agreement provides that the time condition of any equity awards granted to Mr. DeVeydt under the Incentive Plan will automatically become satisfied upon a change of control if BCPE Seminole Holdings LP and its affiliates transfer their controlling interest in the Company to another private equity firm.

Upon the effectiveness of his appointment as Chief Executive Officer of the Company, Mr. DeVeydt entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Termination of Employment Agreement of Clifford G. Adlerz

On January 4, 2018, in connection with the effectiveness of Mr. DeVeydt’s appointment as the Company’s Chief Executive Officer, the employment agreement by and between the Company and Mr. Adlerz, dated as of September 7, 2017 (a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 8, 2017), terminated according to its terms.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and among Surgery Partners, Inc., Surgery Partners, LLC and Wayne DeVeydt, dated January 4, 2018.
99.1	Press Release, dated January 5, 2018 issued by Surgery Partners, Inc.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, by and among Surgery Partners, Inc., Surgery Partners, LLC and Wayne DeVeydt, dated January 4, 2018.
99.1	Press Release, dated January 5, 2018 issued by Surgery Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

	By:	/s/ Teresa F. Sparks
Teresa F. Sparks
Executive Vice President, Chief Financial Officer

Date: January 8, 2018